Exhibit 99.1

NEWS RELEASE

KOSMOS ENERGY ANNOUNCES THIRD QUARTER 2015 RESULTS

DALLAS--(BUSINESS WIRE)--November 2, 2015-- Kosmos Energy Ltd. (“Kosmos”) (NYSE: KOS) announced today financial and operating results for the third quarter of 2015, which included net income of $60.3 million, or $0.15 per diluted share, as compared to net income of $19.1 million, or $0.05 per diluted share in the same quarter last year. When adjusted for certain items that impact the comparability of results, the Company generated adjusted net income(1) of $7.4 million or $0.02 per diluted share for the third quarter of 2015.

Highlights for the quarter ended September 30, 2015, include:

•	Sold 1.9 million barrels of oil, net to Kosmos
•	Completed additional work on the TEN project bringing overall completion to approximately 75 percent
•	Concluded the semi-annual redetermination process for the reserves-based lending facility, reaffirming our $1.5 billion borrowing base
•	Amended the contract for the Atwood Achiever to lower the day rate and extend the contract by one year
•	Commenced drilling operations on the Marsouin-1 well offshore Mauritania

“Kosmos continued to build momentum in the third quarter,” said Andrew G. Inglis, chairman and chief executive officer. “We have spud our second exploration well in Mauritania, Marsouin-1, to begin the process of unlocking the full potential of the basin. In the quarter, we saw Jubilee oil production approach FPSO capacity and the TEN project is approximately 75 percent complete and remains on schedule to produce first oil in the third quarter of 2016. We have taken further steps this quarter to protect our balance sheet and liquidity, and remain focused on executing our strategy to create long-term value.”

Third quarter 2015 oil revenues were $96.6 million on sales of 1.9 million barrels versus $137.5 million in the same quarter of 2014 on sales of 1.4 million barrels. Realized oil revenue,  including the impact of the Company’s hedging program, was $85.09 per barrel of oil sold in the third quarter of 2015 versus $95.24 per barrel of oil sold in the year-ago quarter. At the end of the quarter, the Company was in a net underlift position of approximately 732 thousand barrels of oil.

Production expense for the current quarter was $23.2 million, or $12.52 per barrel, versus $15.1 million, or $10.46 per barrel, in the third quarter of 2014. The increase in operating expense is related to higher volumes and non-routine maintenance, including costs associated with gas compressor downtime during a portion of the quarter.

Exploration expenses totaled $18.9 million, compared to $21.3 million in the same period of 2014.

Depletion and depreciation expense was $36.0 million, or $19.46  per barrel, versus $25.61 per barrel in the third quarter of 2014.

General and administrative expenses were $26.7 million, compared to $41.2 million in the second quarter of 2015. The overall decline in general and administrative expense was driven primarily by a decrease in equity-based compensation expense.

The third quarter results included a mark-to-market gain of $142.1 million related to the Company’s oil derivative contracts. The Company’s hedging position as of September 30, 2015,  was 11.6 million barrels through 2017.

Income tax expense for the third quarter of 2015 was $62.2 million, impacted primarily by tax expense of $49.7 million associated with the mark-to-market gain on our commodity hedges during the quarter.

Total capital expenditures in the third quarter were $197.1 million. Through the third quarter, year-to-date capital expenditures totaled $514.6 million. This amount is net of previously announced farm-out proceeds.

Kosmos exited the third quarter of 2015 with $1.9 billion of liquidity and $517.3 million of net debt. This compared to $1.9 billion of liquidity and $530.8 million of net debt as of June 30, 2015.

Operational Update

Kosmos spud its second exploration well offshore Mauritania, Marsouin-1, on August 28th and anticipates results later in the fourth quarter. Marsouin-1 is located in Block C8 approximately 60 kilometers north of the basin opening Tortue-1 well in a water depth of approximately 2,400 meters. The well is designed to test a four-way trap with multiple stacked Cretaceous targets. Following the Marsouin-1 well, the Company anticipates beginning the first of a series of wells in the Greater Tortue Complex to fully delineate the Tortue discovery (renamed Ahmeyim) made in April.

During the quarter, gross sales volumes from the Jubilee field averaged approximately 93,000 barrels of oil per day (bopd). Unplanned downtime on a gas compressor on the floating production, storage and offloading vessel (FPSO) temporarily limited our ability to export gas from early July to early August,  resulting in reduced oil sales. Since resolving the issue, normal operations near FPSO plateau have resumed. Excluding this downtime, gross sales volumes from the Jubilee field would have averaged approximately 108,000 barrels of oil per day (bopd). Gas exports during the quarter, excluding unplanned downtime, averaged over 85 million cubic feet per day. The Company remains on track to submit a full-field development plan before the end of the year for the future phases of the Jubilee field, as well as the Mahogany and Teak discoveries.

The Tweneboa, Enyenra and Ntomme (TEN) project, the second major oil development project in Ghana, remains on-budget and on-track to deliver first oil in the third quarter of 2016. The project is now approximately 75 percent complete.

(1) A Non-GAAP measure, see attached reconciliation of adjusted net income.

Conference Call and Webcast Information

Kosmos will host a conference call and webcast to discuss third quarter 2015 financial and operating results today at 10:00 a.m. Central time (11:00 a.m. Eastern time). A live webcast of the event can be accessed on the Investors page of Kosmos’ website at investors.kosmosenergy.com. The dial-in telephone number for the call is +1.877.407.3982. Callers outside the United States should dial +1.201.493.6780. A replay of the webcast will be available on the Investors page of Kosmos’ website for approximately 90 days following the event.

About Kosmos Energy

Kosmos Energy is a leading independent oil and gas exploration and production company focused on frontier and emerging areas along the Atlantic Margin. Our assets include existing production and other major development projects offshore Ghana, as well as exploration licenses with significant hydrocarbon potential offshore Mauritania, Portugal, Sao Tome, Senegal, Suriname, Morocco and Western Sahara. As an ethical and transparent company, Kosmos is committed to doing things the right way. The Company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos 2014 Corporate Responsibility Report. Kosmos is listed on the New York Stock Exchange and is traded under the ticker symbol KOS. For additional information, visit www.kosmosenergy.com.

Non-GAAP Financial Measures

EBITDAX, Adjusted net income (loss) and Adjusted net income (loss) per share are supplemental non-GAAP financial measures used by management and external users of the Company's consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines EBITDAX as net income (loss) plus (i) depletion and depreciation, (ii) exploration expenses, (iii) interest and other financing costs, net, (iv) unrealized (gain) loss on commodity derivatives, (v) income tax expense, (vi) equity-based compensation, (vii) (gain) loss on sale of oil and gas properties, (viii) restructuring charges and (ix) similar other material items, which management believes affect the comparability of operating results. The Company defines adjusted net income (loss) as net income (loss) after adjusting for the impact of certain non-cash and non-recurring items, including non-cash changes in the fair value of derivative instruments, cash settlements on commodity derivatives, gain on sale of assets, and other similar non-cash and non-recurring charges, and then the non-cash and related tax impacts in the same period.

We believe that EBITDAX, Adjusted net income (loss), and Adjusted net income (loss) per share and other similar measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the oil and gas sector and will provide investors with a useful tool for assessing the comparability between periods, among securities analysts, as well as company by company. Because EBITDAX, Adjusted net income (loss), and Adjusted net income (loss) per share excludes some, but not all, items that affect net income, these measures as presented by us may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings. Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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Kosmos Energy Ltd.

Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues and other income:
Oil and gas revenue	$96,584	$137,485	$324,948	$678,635
Gain on sale of assets	—	—	24,651	23,769
Other income	(1,266)	882	89	2,190
Total revenues and other income	95,318	138,367	349,688	704,594

Costs and expenses:
Oil and gas production	23,157	15,097	75,481	54,366
Exploration expenses	18,904	21,334	132,384	57,652
General and administrative	26,692	35,148	106,538	95,041
Depletion and depreciation	35,995	36,959	110,534	152,883
Interest and other financing costs, net	9,926	12,362	29,675	31,497
Derivatives, net	(142,129)	(40,407)	(129,579)	(20,869)
Restructuring charges	—	(46)	—	11,758
Other expenses, net	290	329	5,184	1,632
Total costs and expenses	(27,165)	80,776	330,217	383,960

Income before income taxes	122,483	57,591	19,471	320,634
Income tax expense	62,218	38,468	113,307	170,035
Net income (loss)	$60,265	$19,123	$(93,836)	$150,599

Net income (loss) per share:
Basic	$0.16	$0.05	$(0.25)	$0.39
Diluted	$0.15	$0.05	$(0.25)	$0.39

Weighted average number of shares used to compute net income (loss) per share:
Basic	383,924	379,969	382,603	378,881
Diluted	390,586	382,190	382,603	382,287

Kosmos Energy Ltd.

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	September 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$366,035	$554,831
Receivables	129,004	163,544
Other current assets	322,363	292,101
Total current assets	817,402	1,010,476

Property and equipment, net	2,120,541	1,784,846
Other non-current assets	167,102	177,444
Total assets	$3,105,045	$2,972,766

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$259,336	$184,400
Accrued liabilities	130,195	201,967
Deferred tax liability	64,435	61,683
Other current liabilities	1,386	721
Total current liabilities	455,352	448,771

Long-term liabilities:
Long-term debt	899,355	794,269
Deferred tax liability	398,081	337,961
Other non-current liabilities	63,305	52,806
Total long-term liabilities	1,360,741	1,185,036

Total shareholders’ equity	1,288,952	1,338,959
Total liabilities and shareholders’ equity	$3,105,045	$2,972,766

Kosmos Energy Ltd.

Condensed Consolidated Statements of Cash Flow

(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Operating activities:
Net income (loss)	$60,265	$19,123	$(93,836)	$150,599
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and amortization	38,549	39,552	118,307	160,821
Deferred income taxes	54,214	47,555	77,229	103,372
Unsuccessful well costs	776	276	87,379	3,091
Change in fair value of derivatives	(139,311)	(35,809)	(127,706)	(13,508)
Cash settlements on derivatives	59,790	(8,151)	153,065	(9,661)
Equity-based compensation	13,873	19,043	62,400	59,941
Gain on sale of assets	—	—	(24,651)	(23,769)
Loss on extinguishment of debt	—	—	165	2,898
Other	754	(236)	6,731	(4,368)
Changes in assets and liabilities:
Net changes in working capital	100,116	4,820	13,396	(57,182)
Net cash provided by operating activities	189,026	86,173	272,479	372,234

Investing activities:
Oil and gas assets	(175,148)	(103,755)	(559,342)	(290,218)
Other property	(257)	(489)	(793)	(1,403)
Proceeds from sale of assets	89	—	28,692	58,315
Restricted cash	(20)	4,056	(9,594)	2,229
Net cash used in investing activities	(175,336)	(100,188)	(541,037)	(231,077)

Financing activities:
Borrowings on long-term debt	100,000	—	100,000	—
Payments on long-term debt	—	(300,000)	(200,000)	(400,000)
Net proceeds from issuance of senior secured notes	—	294,000	206,774	294,000
Purchase of treasury stock	(26)	(127)	(17,981)	(11,067)
Deferred financing costs	(240)	(863)	(9,031)	(21,572)
Net cash provided by (used in) financing activities	99,734	(6,990)	79,762	(138,639)

Net increase (decrease) in cash and cash equivalents	113,424	(21,005)	(188,796)	2,518
Cash and cash equivalents at beginning of period	252,611	621,631	554,831	598,108
Cash and cash equivalents at end of period	$366,035	$600,626	$366,035	$600,626

Kosmos Energy Ltd.

EBITDAX

(In thousands, unaudited)

					Twelve Months
	Three Months Ended		Nine Months Ended		Ended
	September 30,		September 30,		September 30,
	2015	2014	2015	2014	2015
Net income (loss)	$60,265	$19,123	$(93,836)	$150,599	$34,935
Exploration expenses	18,904	21,334	132,384	57,652	168,251
Depletion and depreciation	35,995	36,959	110,534	152,883	155,731
Equity-based compensation	13,873	19,043	62,400	54,986	82,001
Derivatives, net	(142,129)	(40,407)	(129,579)	(20,869)	(390,563)
Cash settlements on commodity derivatives	60,823	(22)	154,324	(212)	172,889
Gain on sale of assets	—	—	(24,651)	(23,769)	(24,651)
Interest and other financing costs, net	9,926	12,362	29,675	31,497	43,726
Income tax expense	62,218	38,468	113,307	170,035	242,170
Restructuring charges	—	(46)	—	11,758	(16)
EBITDAX	$119,875	$106,814	$354,558	$584,560	$484,473

Adjusted Net Income

(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net income (loss)	$60,265	$19,123	$(93,836)	$150,599

Derivatives, net	(142,129)	(40,407)	(129,579)	(20,869)
Cash settlements on commodity derivatives	60,823	(22)	154,324	(212)
Gain on sale of assets	—	—	(24,651)	(23,769)
Restructuring charges	—	(46)	—	11,758
Other	—	—	4,316	2,898
Total selected items before tax	(81,306)	(40,475)	4,410	(30,194)

Income tax expense on adjustments (1)	28,457	11,320	(10,114)	849
Income tax expense related to tax shortfall associated with IPO equity awards	—	—	16,371	6,265
Adjusted net income (loss)	$7,416	$(10,032)	$(83,169)	$127,519

(1)	Income tax expense is calculated at the statutory rate in which such item(s) reside. Statutory rate for Ghana is 35%.

Oil Revenue Summary

(In thousands, except barrel and per barrel data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net Oil Volume Sold (MMBbls)	1.850	1.443	5.695	6.297

Oil revenue	$96,584	$137,485	$324,948	$678,635
Cash settlements on commodity derivatives	60,823	(22)	154,324	(212)
Realized oil revenue	$157,407	$137,463	$479,272	$678,423

Per Barrel:
Oil revenue	$52.21	$95.26	$57.06	$107.78
Cash settlements on commodity derivatives	32.88	(0.02)	27.10	(0.03)
Realized oil revenue	$85.09	$95.24	$84.16	$107.75

Underlifted by approximately 732 thousand barrels as of September 30, 2015.

Hedging Summary

As of September 30, 2015

(Unaudited)

	2015	2016(1)	2017(2)	Total

Hedging Position (millions of barrels)	1.6	6.0	4.0	11.6
Weighted Average Floor Price ($/Bbl)	$89.41	$81.67	$68.73

(1)

Includes 2.0 MMBbl of hedged volumes in 2016 where we swapped 2.0 MMBbl at $75/Bbl and a corresponding put was sold at $60/Bbl. Weighted average floor price reflects the swap price and does not include the impact from the sold put.

(2)

Includes 4.0 MMBbl of hedged volumes in 2017 with an average swap price of  $68.73/Bbl and corresponding puts were sold at an average price of $52.50/Bbl. Weighted average floor price reflects the swap price and does not include the impact from the sold puts. Table also excludes 2.0 MMBbl of calls sold at $85/bbl and 2.0 MMBbl of calls purchased at $90/Bbl.

Source: Kosmos Energy Ltd.

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